UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

FORCE PROTECTION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 574-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 19, 2008, Force Protection, Inc. (the “Registrant”) was awarded through its wholly-owned subsidiary, Force Protection Industries, Inc., a delivery order by U.S. Marine Corps Systems Command (“MACROSYSCOM”) for the purchase of 151 Cougar Mine Resistant Ambush Protected (“MRAP”) vehicles (also known as “Ridgback vehicles”), including vehicle spare parts.  The vehicles under this order are to be delivered to the United Kingdom Ministry of Defense.  The total consideration for this delivery order is approximately $91.5 million.  The award was made pursuant to a letter contract between the Registrant and MACROSYSCOM dated as of May 19, 2008.  On May 2, 2008, the Registrant issued a press release announcing the approval by Congress for this award.  The award contract for the 151 Ridgback vehicles became effective on May 19, 2008.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including, without limitation, statements concerning our business and possible or assumed future results of operations. Certain words, such as “believe,” “may,” “could,” “will,” “intend,” “expect,” “anticipate,” “plan,” and similar expressions are used to identify forward-looking statements. Undue reliance should not be placed on these forward-looking statements. The Registrant’s actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: its ability to raise capital when necessary; availability of parts and raw materials for its products; continued customer acceptance of its products; ongoing success of its research and development efforts; greater than expected costs; and other risks and uncertainties as may be detailed from time to time in the Registrant’s public announcements and SEC filings. Although the Registrant believes the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and the Registrant’s future results, levels of activity, performance or achievements may not meet these expectations. The Registrant does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in its expectations, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: May 23, 2008

/s/ Michael Moody
(Signature)
Name: Michael Moody
Title: President and Interim Chief Executive Officer